RESTATED CERTIFICATE OF INCORPORATION

                             OF

                THE PERKIN-ELMER CORPORATION

      UNDER SECTION 807 OF THE BUSINESS CORPORATION LAW



       We, the undersigned, Gaynor N. Kelley and William B.

Sawch, being the duly elected and acting Chairman of the

Board and Secretary, respectively, of The Perkin-Elmer

Corporation, do hereby certify that:

       1.  The name of the corporation is The Perkin-Elmer

Corporation (the "Corporation").

       2.  The Certificate of Incorporation of the

Corporation was filed by the Department of State on December

13, 1939.

       3.  The Certificate of Incorporation of the

Corporation, as heretofore amended and restated, is amended

to effect a change authorized by Section 801 of the Business

Corporation Law of the State of New York; namely, to amend

Article THIRD thereof to increase the total number of shares of Common Stock, par value $1.00 per share, which the

Corporation is authorized to issue from sixty million

(60,000,000) to ninety million (90,000,000).

       4.  To effect the foregoing amendment and to

integrate such amendment into a Restated Certificate of

Incorporation of the Corporation, the text of the

Certificate of Incorporation of the Corporation is hereby

restated to read in its entirety as follows:

       FIRST:  The name of the corporation is THE PERKIN-

ELMER CORPORATION.

       SECOND:  The purposes for which the Corporation is

formed are:

       (a)  To design, invent, develop, manufacture,

produce, purchase, lease or otherwise acquire, use, exploit,

process, fabricate, rebuild, service, transport, sell,

market at wholesale or retail or otherwise dispose of,

import, export, lease, distribute, provide and deal in and

with, whether as principal or agent, or through franchised

dealers, distributors or otherwise, optical, electrical,

electro-optical, mechanical, electro-mechanical, electronic,

astronomical, astrological, astronavigational, general

purpose digital computer, data communications, electronic

processing, information handling, industrial or commercial

thermal, electric arc, plasma flame or other, spraying,

coating, scientific, analytical, precision, laboratory,

industrial, commercial, educational, process control and

instructional systems, instruments, products, apparatus,

equipment and devices, including components, peripherals,

interfaces, parts, accessories, supplies, machinery, tools,

equipment, wares, merchandise, materials, equipment and

goods, of every kind and description, in any way, in whole

or in part, related or incidental thereto.

       (b)  To undertake, conduct, assign, promote and

engage in research, exploration, laboratory design and

developmental work or studies for its own account, as a

consultant or otherwise, in connection with or related to

any of the businesses of the Corporation.

       (c)  To design, invent, develop, manufacture,

produce, purchase, lease or otherwise acquire, use, exploit,

process, fabricate, rebuild, service, transport, sell,

market at wholesale or retail or otherwise dispose of,

import, export, lease, distribute, provide and deal in and

with, whether as principal or agent, or through franchised

dealers, distributors, or otherwise, raw materials,

products, goods, wares, merchandise, materials and other

personal property, tangible or intangible, and rights,

interests or privileges therein of every kind and

description, wheresoever situated.

       (d)  To acquire by purchase, exchange, lease, devise

or otherwise, and to hold, own, operate, maintain, manage,

improve, develop, and exploit, and to sell, transfer,

convey, lease, mortgage, exchange or otherwise deal with or

dispose of, real property, improved and unimproved,

wheresoever situated, and any rights, interests or

privileges therein.

       (e)  To provide services of every kind and nature in

connection with or related or incidental to the businesses

of the Corporation.

       (f)  To acquire by purchase, exchange, or otherwise,

all or any part of, or any interest in, the properties,

assets, rights, business and goodwill of any person, firm,

association or corporation heretofore or hereafter engaged

in any business for which a corporation may now or hereafter be organized under the Business Corporation Law of the State of New York, or under any act amendatory thereof,

supplemental thereto or substituted therefor; to pay for the same in cash, property or its own or other securities; to

hold, operate, lease, reorganize, liquidate, sell or in any

manner dispose of the whole or any part thereof; in

connection therewith to assume or guarantee performance of

any of the liabilities, obligations or contracts of such

persons, firms, associations or corporations; and after such acquisition to operate the properties, assets and rights so

acquired and to conduct the whole or any part of the

business so acquired.

       (g)  To acquire by purchase, subscription or

otherwise, and to invest in, receive, hold, own, guarantee,

sell, assign, exchange, transfer, mortgage, pledge or

otherwise dispose of or deal in and with any of the shares

of the capital stock, or any voting trust certificates in

respect of the shares of capital stock, scrip, warrants,

rights, bonds, debentures, notes, trust receipts, and other

securities, obligations, choses in action and evidences of

indebtedness or interest issued or created by any

corporation, joint stock companies, partnerships, firms,

syndicates, associations, firms, trusts or persons, public

or private, or by the government of the United States of

America, or by any foreign government, or by any state,

territory, province, municipality or other political

subdivision or by any governmental agency, and as owner

thereof to possess and exercise all the rights, powers and

privileges of ownership, including the right to execute

consents and vote thereon, and to do any and all acts and

things necessary or advisable for the preservation,

protection, improvement and enhancement in value thereof.

       (h)  To such an extent as a corporation organized

under the laws of the State of New York may now or hereafter lawfully do, to do, either as principal or agent and either

alone or in connection with other corporations, firms or

individuals, all and everything necessary, suitable,

convenient or proper for, or in connection with, or incident to the accomplishment of any of the purposes or the

attainment of any one or more of the objects enumerated

herein, or in Section 202 of the Business Corporation Law of

New York (which shall be considered both as purposes and

powers), or designed directly or indirectly to promote the

interests of the Corporation or to enhance the value of its

properties; and in general carry on any business in

connection therewith and incident thereto not forbidden by

the laws of the State of New York and use all the powers

conferred upon corporations by the laws of the State of New

York.

       THIRD:  The total number of shares which may be

issued by the Corporation is ninety million (90,000,000)

shares of Common Stock, all of which shall have a par value

of one dollar ($1.00) per share, and one million (1,000,000)

shares of Preferred Stock, all of which shall have a par

value of one dollar ($1.00) per share.

       The Preferred Stock shall be issued in one or more

series.  The Board of Directors is hereby expressly

authorized to issue the shares of Preferred Stock in such

series, and to fix from time to time before issuance the

number of shares to be included in any series and the

designation, relative rights, preferences and limitations of all shares of such series.  The authority of the Board of

Directors with respect to each series shall include without

limitation thereto, the determination of all of the

following, and the shares of each series may vary from the

shares of any other series in any or all of the following

respects:

       (1)  The number of shares constituting such series,

and the designation thereof to distinguish the shares of

such series from the shares of all other series;

       (2)  The annual dividend rate on the shares of such

series, whether such dividends are payable in installments

and whether such dividends shall be cumulative and, if

cumulative, the date from which such dividends shall

accumulate;

       (3)  The preference, if any, of the shares of such

series in the event of any voluntary or involuntary

liquidation or dissolution of the Corporation;

       (4)  The voting rights, if any, of the shares of such

series, in addition to the voting rights prescribed by law,

and the terms and conditions of exercise of any such voting

rights;

       (5)  The redemption price or prices, if any, of the

shares of such series and the terms and conditions of any

such redemption;

       (6)  The right, if any, of the shares of such series

to be converted into shares of any other series or class,

and the terms and conditions of any such conversion; and

       (7)  Any other relative rights, preferences and

limitations of the shares of such series.

       FOURTH:  No holder of any shares of stock of any

class of the Corporation shall as such holder have any

preemptive right to purchase any shares or securities of any class which at any time may be sold or offered for sale by

the Corporation.

       FIFTH:  The office of the Corporation shall be

located in the Borough of Manhattan, City of New York,

County of New York, State of New York; and the Secretary of

State shall mail a copy of process in any action or

proceeding against the Corporation which may be served upon

him to CT Corporation System, 1633 Broadway, New York, New

York 10019.

       SIXTH:  The duration of the Corporation shall be

perpetual.

       SEVENTH:  The number of directors shall be not less

than three and not more than fifteen.  The directors need

not be stockholders.

       EIGHTH:  The Corporation may issue and sell its

authorized shares for such consideration (but not less than

the par value thereof) as from time to time may be fixed by

the Board of Directors.

       NINTH:  CT Corporation System, 1633 Broadway, New

York, New York 10019 is hereby designated as the registered

agent of the Corporation upon whom process in any action or

proceeding against it may be served.

       TENTH:  (a)  Notwithstanding any other provisions of

this Certificate of Incorporation or the By-laws of the

Corporation, no transaction between the Corporation and any

Controlling Person (as hereinafter defined) shall be valid

nor shall any such transaction be consummated unless (i)

such transaction is expressly approved by at least a vote of the Disinterested Directors (as hereinafter defined) who at

the time constitute at least a majority of the entire Board

of Directors of the Corporation, or (ii) such transaction is approved by the affirmative vote of not less than two-thirds of the voting power of the shares of each class of the

Corporation's capital stock entitled to vote thereon held by

Disinterested Shareholders (as hereinafter defined), or

(iii) if such transaction would result in payment of cash or other property to the shareholders of the Corporation, such

transaction is consummated and provides for the payment to

each of the shareholders other than such Controlling Person

upon the consummation thereof, in exchange for all the

shares of the Corporation's capital stock held by each of

such shareholders, consideration which, as to both amount

and kind, is equal to or greater than the highest per share

price actually paid by or for the account of such

Controlling Person for the same class of shares of capital

stock held by each of such shareholders during both the two-

year period prior to the time any such Controlling Person

became such and the two-year period prior to the

consummation of such transaction.

          (b)  For purposes of this Article TENTH:  (i) the

term "Controlling Person" means any individual, corporation,

partnership, trust, association or other organization or

entity (including any group formed for the purpose of

acquiring, voting or holding securities of the Corporation)

which either directly, or indirectly through one or more

intermediaries, owns, beneficially or of record, or controls by agreement, voting trust or otherwise, at least 1% of the

voting power of any class of capital stock of the

Corporation, and such term also includes any corporation,

partnership, trust, association, or other organization or

entity in which one or more Controlling Persons have the

power, through the ownership of voting securities, by

contract, or otherwise, to influence significantly any of

the management, activities or policies of such corporation,

partnership, trust, association or other organization or

entity; (ii) the term "Disinterested Director" means a

director (excluding any director who is a Controlling

Person) who was either a member of the Board of Directors of the Corporation prior to the time such Controlling Person

became a Controlling Person or who subsequently became a

director of the Corporation and whose election, or

nomination for election, was approved by the vote of at

least a majority of the Disinterested Directors of the

Corporation voting on such nomination or election; and (iii)

the term "Disinterested Shareholders" means those holders of the Corporation's capital stock entitled to vote on the

transaction, none of which is a Controlling Person.

          (c)  The provisions of this Article TENTH shall

not be amended without the affirmative vote of not less than two-thirds of the voting power of the shares of each class

of the capital stock of the Corporation entitled to vote

thereon; provided, however, that if, at the time of such

vote, there shall be one or more Controlling Persons, either

(i) such affirmative vote shall include the affirmative vote in favor of such amendment of not less than two-thirds of

the voting power of the shares of each class of the

Corporation's capital stock entitled to vote thereon held by

Disinterested Shareholders, or (ii) such amendment shall

have been approved by at least a majority vote of

Disinterested Directors who at the time constitute at least

a majority of the entire Board of Directors of the

Corporation.

          (d)  The provisions of this Article TENTH shall be

in addition to any other provisions of the New York Business

Corporation Law or this Certificate of Incorporation or the

By-laws of the Corporation, each as amended from time to

time, applicable to the authorization and consummation by

the Corporation of any transaction or amendment contemplated by this Article TENTH.

       ELEVENTH:  The Corporation is subject to the

following restrictions:

          a.  Except as otherwise provided in this Article

ELEVENTH, no purchase by the Corporation from any

Controlling Person (as hereinafter defined) of shares of any stock of the Corporation owned by such Controlling Person

shall be made at a price exceeding the average price paid by such Controlling Person for all shares of stock of the

Corporation acquired by such Controlling Person during the

two-year period preceding the date of such proposed purchase unless such purchase is approved by the affirmative vote of

not less than a majority of the voting power of the shares

of stock of the Corporation entitled to vote held by

Disinterested Shareholders (as hereinafter defined).

          b.  The provisions of this Article ELEVENTH shall

not apply to (i) any offer to purchase made by the

Corporation which is made on the same terms and conditions

to the holders of all shares of stock of the Corporation,

(ii) any purchase by the Corporation of shares owned by a

Controlling Person occurring after the end of two years

following the date of the last acquisition by such

Controlling Person of stock of the Corporation, (iii) any

transaction which may be deemed to be a purchase by the

Corporation of shares of its stock which is made in

accordance with the terms of any stock option or other

employee benefit plan now or hereafter maintained by the

Corporation, or (iv) any purchase by the Corporation of

shares of its stock at prevailing market prices pursuant to

a stock repurchase program.

          c.  Notwithstanding any other provision to the

contrary, the provisions of this Article ELEVENTH shall not

be amended without the affirmative vote of not less than a

majority of the stock of the Corporation entitled to vote

thereon; provided, however, that if, at the time of the such vote, there shall be one or more Controlling Persons, such

affirmative vote shall include the affirmative vote in favor of such amendment of not less than a majority of the voting

power of the shares of stock of the Corporation entitled to

vote thereon held by Disinterested Shareholders.

          d.  For purposes of this Article ELEVENTH:  (i)

the term "Controlling Person" means any individual,

corporation, partnership, trust, association or other

organization or entity (including any group formed for the

purpose of acquiring, voting or holding securities of the

Corporation) which either directly, or indirectly through

one or more intermediaries, owns, beneficially or of record,

or controls by agreement, voting trust or otherwise, at

least 1% of the voting power of the stock of the

Corporation, and such term also includes any corporation,

partnership, trust, association or other organization or

entity in which one or more Controlling Persons have the

power, through the ownership of voting securities, by

contract, or otherwise, to influence significantly any of

the management, activities or policies of such corporation,

partnership, trust, association, other organization or

entity and (ii) the term "Disinterested Shareholders" means

those holders of the stock of the Corporation entitled to

vote on any matter, none of which is a Controlling Person.



       5.  The restatement of, and amendment to, the

Certificate of Incorporation of the Corporation were

authorized in accordance with Sections 807 and 803(a) of the

Business Corporation Law of the State of New York by

resolutions of the Board of Directors of the Corporation

duly adopted on July 15, 1993, and by votes cast, in person

or by proxy, by the holders of a majority of all outstanding shares entitled to vote thereon at the Annual Meeting of

Shareholders of the Corporation held on October 21, 1993.







          IN WITNESS WHEREOF, we have executed this

Certificate this 21st day of October, 1993, and we affirm

the statements contained herein as true under penalties of

perjury.



                               /s/  Gaynor N. Kelley
                               Gaynor N. Kelley
                               Chairman of the Board


                               /s/  William B. Sawch
                               William B. Sawch
                               Secretary


                    CERTIFICATE OF MERGER

                             OF

                  APPLIED BIOSYSTEMS, INC.

                            INTO

                THE PERKIN-ELMER CORPORATION

      UNDER SECTION 905 OF THE BUSINESS CORPORATION LAW

      We,  the undersigned, Gaynor N. Kelley and William  B.

Sawch,  being  respectively the Chairman of  the  Board  and

Secretary of The Perkin-Elmer Corporation, pursuant  to  the provisions of Section 905 of the Business Corporation Law of the State of New York, do hereby certify as follows:

       1.    The  Perkin-Elmer  Corporation,  a  corporation

organized  under the laws of the State of New York ("Perkin-

Elmer"),  owns all of the issued and outstanding  shares  of capital  stock  of Applied Biosystems, Inc.,  a  corporation

organized   under  the  laws  of  the  State  of  California

("Applied Biosystems").

      2.  The authorized capital stock of Applied Biosystems

consists of 1,000 shares of common stock, no par value,  all of  which  are issued and outstanding and owned  by  Perkin-

Elmer.

      3.   (a)   The Certificate of Incorporation of Perkin-

Elmer  was  filed  by the New York Department  of  State  on

December 13, 1939.

          (b)   The Certificate of Incorporation of  Applied

Biosystems was filed by the Secretary of State of the  State of California on September 18, 1980, and its application for authority to do business in the State of New York was  filed by the New York Department of State on September 13, 1983.

          (c)  The merger is permitted by the provisions  of

the  General Corporation Law of the State of California  and

is in compliance therewith.

       4.    The  surviving  corporation  owns  all  of  the

outstanding shares of capital stock of the corporation to be merged.

      5.  This effective date of the merger shall be July 1,

1994.

     6.  The Plan of Merger was duly adopted by the Board of

Directors of Perkin-Elmer on June 16, 1994.

      IN WITNESS WHEREOF, this Certificate has been executed

this  17th  day  of June, 1994 and the statements  contained therein are affirmed as true under penalties of perjury.



                              THE PERKIN-ELMER CORPORATION





                                   By: /s/ Gaynor N. Kelley
                                   Gaynor N. Kelley
                                   Chairman of the Board



                                   By: /s/ William B. Sawch
                                   William B. Sawch
                                   Secretary